Exhibit 19.3



                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 2000-C
                                Monthly Servicing Report



       Collection Period                                          October, 2000
       Distribution Date                                               11/15/00

                                                                  Dollar Amount
       Total Portfolio                                      $  2,999,970,568.02
       Total Securities                                        2,886,876,000.00
       Class A-1 Notes                                           197,000,000.00
       Class A-2 Notes                                           330,500,000.00
       Class A-3 Notes                                           995,000,000.00
       Class A-4 Notes                                           990,000,000.00
       Class A-5 Notes                                           162,107,000.00
       Class B Notes                                              99,059,000.00
       Class C Certificates                                       56,605,000.00
       Class D Certificates                                       56,605,000.00

       I. COLLECTIONS                                                   TOTAL
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     15,126,739.99
            Repurchased Loan Proceeds Related to Interest             15,496.83
                 Total Simple Interest Receivables Interest       15,142,236.82
       Pre Computed Receivables Interest Collections                  33,555.93
                 Total Interest Collections                       15,175,792.75

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,371,619.89
            Precomputed Servicer Advances - Principal                 12,698.82
            Precomputed Servicer Advances - Interest                   4,063.58
                 Total Servicer Advances                           2,388,382.29

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     61,752,276.20
            Prepayments in Full                                   31,989,805.52
            Repurchased Loan Proceeds Related to Principal           780,905.20
                 Total Simple Interest Receivables Principal 94,522,986.92 Pre Computed Receivables Principal
            Principal Collections                           $        107,549.39
            Prepayments in Full                                       56,084.38
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                             3,604.90
                 Total Pre Computed Receivables Principal            167,238.67
       Liquidation Proceeds                                          589,201.42
       Recoveries from Prior Month Charge-Offs                         2,098.48
                 Total Principal Collections                      95,281,525.49
       Principal Losses for Collection Period                      1,202,406.17
                 Total Regular Principal Reduction                95,905,330.58

       Total Collections                                    $    112,845,700.53
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                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 112,845,700.53  $    39.09
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              112,845,700.53       39.09

       Servicing Fee:
       Servicing Fee Due                           $   2,194,580.86  $     0.76
       Servicing Fee Paid                              2,194,580.86        0.76
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $     892,202.50  $     2.70
            Class A-2 Notes Monthly Interest Paid        892,202.50        2.70
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   5,911,958.33  $     5.94
            Class A-3 Notes Monthly Interest Paid      5,911,958.33        5.94
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   5,973,000.00  $     6.03
            Class A-4 Notes Monthly Interest Paid      5,973,000.00        6.03
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $     980,747.35  $     6.05
            Class A-5 Notes Monthly Interest Paid        980,747.35        6.05
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     619,118.75  $     6.25
            Class B Notes Monthly Interest Paid          619,118.75        6.25
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  14,377,026.93  $     5.18
            Total Note Monthly Interest Paid          14,377,026.93        5.18
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     372,177.87  $     6.57
            Class C Cert. Monthly Interest Paid          372,177.87        6.57
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     424,537.50  $     7.50
            Class D Cert. Monthly Interest Paid          424,537.50        7.50
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  15,173,742.30  $     5.26
            Total Note and Cert. Mthly Int. Paid      15,173,742.30        5.26
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  95,477,377.37

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    156,939,754.23       54.36
                 Principal Distribution Amount       156,939,754.23       54.36

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid    95,477,377.37      288.89
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            95,477,377.37       34.42

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         95,477,377.37       33.07

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 112,845,700.53
       Total Distributions (incl. Servicing Fee)   $ 112,845,700.53
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       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,403,105,754.23 $ 2,307,628,376.86
            Note Pool Factor                       0.8664006          0.8319777
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance           156,939,754.23      61,462,376.86
            Class A-2 Notes Pool Factor            0.4748555          0.1859679
            Class A-3 Notes Balance           995,000,000.00     995,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           990,000,000.00     990,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           162,107,000.00     162,107,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              99,059,000.00      99,059,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       56,605,000.00      56,605,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       56,605,000.00      56,605,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,516,315,754.23   2,420,838,376.86
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.97%              7.97%
            Wtd Average Remaining Maturity (WAM)       42.82              41.92
            Remaining Number of Receivables          199,337            196,243
            Portfolio Receivable Balance $  2,633,497,034.01 $ 2,537,591,703.43

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     10,376,064.19
       Specified Credit Enhancement Amount                        25,375,917.03
       Yield Supplement Overcollateralization Amount
       Target Level of Overcollateralization                      10,376,064.19

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     14,999,852.84
       Specified Reserve Account Balance                          14,999,852.84
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       14,999,852.84
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             14,999,852.84
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        589,201.42
            Recoveries from Prior Month Charge-Offs                    2,098.48
       Total Losses for Collection Period                          1,327,273.32
       Charge-off Rate for Collection Period (annualized)                  0.34%
       Cumulative Net Losses for all Periods
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      Delinquent Receivables:
            31-60 Days Delinquent                           $     16,354,753.07
            61-90 Days Delinquent                                  2,670,619.74
            91-120 Days Delinquent                                   618,035.11
            Over 120 Days Delinquent                                 245,464.12
       Repossesion Inventory                                $      2,079,662.71

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0877%
            Preceding Collection Period                                  0.1526%
            Current Collection Period                                    0.3416%
            Three Month Average                                          0.1940%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0717%
            Preceding Collection Period                                  0.0998%
            Current Collection Period                                    0.1289%
            Three Month Average                                          0.1002%